UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2008

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01.	Other Events.

Electric Rate Case Ruling

For information about regulatory matters relating to Consolidated Edison Company of New York, Inc.’s electric service, including its 2005 Electric Rate Agreement and its May 2007 request to the New York State Public Service Commission (PSC) for an electric rate increase of $1,225 million, see Note B to the financial statements in Item 8 of the company’s Annual Report on Form 10-K for the year ended December 31, 2007 (which information is incorporated herein by reference).

On March 19, 2008, the PSC adopted an order, issued and effective March 25, 2008, granting the company an electric rate increase, effective April 1, 2008, of $425 million.

The PSC ruling reflected the following major items:

•	a return on common equity of 9.1 percent instead of the return on common equity of 11.5 percent requested by the company;

•

an increase to $150 million from $60 million in the level of annual revenues that, for purposes of setting rates, it is assumed the company will receive and retain from the sale of transmission rights on the company’s transmission system, with the difference between such actual revenues for the rate year and $150 million to be recoverable from or refundable to customers, as the case may be;

•

collection of $237 million of the $425 million rate increase is subject to potential refund to customers following further PSC review and completion of an investigation by the PSC staff (which will be in addition to a management and operations audit to be performed by an auditor selected by the PSC) of the $1.6 billion of capital expenditures during the April 2005 through March 2008 period covered by the 2005 Electric Rate Agreement for transmission and distribution utility plant that were above the amounts of such expenditures reflected in rates;

•

as compared to the company’s May 2007 rate request, a higher sales forecast, certain rate base reductions, decreases in advertising, compensation and certain other programs and longer amortization periods for certain regulatory assets, including the regulatory asset relating to the reconciliation of transmission and distribution expenditures;

•	continuation of the rate provisions under which pension and other post-retirement benefit expenses and environmental remediation expenses are reconciled to amounts reflected in rates;

•

change to the reconciliation provisions for transmission and distribution expenditures and costs to move facilities to avoid interfering with government projects, which under the PSC ruling will be reconciled only to the extent actual expenditures are less than amounts reflected in rates;

•	discontinuation of the provisions under which property taxes were reconciled to amounts reflected in rates;

•	potential negative earnings adjustment (revenue reductions) of up to $152 million annually if certain customer service and system reliability performance targets are not met;

•

implementation of a revenue decoupling mechanism under which the company’s actual energy delivery revenues would be compared, on a periodic basis, with the authorized delivery revenues with the difference accrued, with interest, for refund to, or recovery from, customers, as applicable; and

•	continuation of the rate provisions pursuant to which the company recovers its purchased power and fuel costs from customers.

The company currently expects that in May 2008 it will submit a request to the PSC for an electric rate increase to take effect April 2009.

Credit Ratings

On March 20, 2008, Moody’s Investor Service, Inc. affirmed its “A2” credit rating on the unsecured debt of Consolidated Edison, Inc. (Con Edison) and “A1” credit rating on the unsecured debt of Consolidated Edison Company of New York, Inc. (Con Edison of New York) and revised its ratings outlook for the companies to negative from stable.

On March 25, 2008, Standard & Poor’s Ratings Services lowered its ratings on Con Edison’s unsecured debt to “BBB+” from “A-” and on Con Edison of New York’s unsecured debt to “A-” from “A” and revised its ratings outlook for the companies to stable from negative.

On March 20, 2008, Fitch Ratings lowered its ratings on Con Edison’s unsecured debt to “A-” from “A” and on Con Edison of New York’s unsecured debt to “A” from “A+” and placed the ratings on ratings watch negative pending a more detailed review of the electric rate case ruling discussed above. On March 28, 2008, Fitch Ratings lowered its ratings on Con Edison’s unsecured debt to “BBB+” and on Con Edison of New York’s unsecured debt to “A-” and revised its ratings outlook for the companies to stable.

Securities ratings assigned by rating organizations are expressions of opinion and are not recommendations to buy, sell or hold securities. A securities rating is subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Edward J. Rasmussen
Edward J. Rasmussen
Vice President and Controller

Date: March 31, 2008